TIDAL TRUST III 485APOS

Exhibit 99(e)(xiii)

THIRTEENTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This thirteenth amendment (“Amendment”) to the ETF Distribution Agreement dated as of June 18, 2024 (the “Agreement”), by and between Tidal Trust III (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of September 11, 2025 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST III		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan
Name:	Eric Falkeis	Name:	Teresa Cowan
Title:	President	Title:	President

EXHIBIT A

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF

Rockefeller California Municipal Bond ETF

Rockefeller New York Municipal Bond ETF

Rockefeller Global Equity ETF

Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

Impact Shares Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

FIRE Funds™ Wealth Builder ETF

FIRE Funds™ Income Target ETF

Fundstrat Granny Shot US Large Cap ETF

Ned Davis Research 360o Dynamic Allocation ETF

Ned Davis Research 360º Core Equity ETF

Ninepoint Energy ETF

Ninepoint Energy Income ETF

The BeeHive ETF

NestYield Total Return Guard ETF

NestYield Dynamic Income ETF

NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF

Battleshares™ TSLA vs F ETF

Battleshares™ AMZN vs M ETF

Battleshares™ COIN vs WFC ETF

Battleshares™ MSTR vs JPM ETF

Battleshares™ NFLX vs CMCSA ETF

Battleshares™ LLY vs YUM ETF

Battleshares™ GOOGL vs NYT ETF

TH GARP Global Rising Leaders ETF

TH GARP India Rising Leaders ETF

PEO AlphaQuest™ Thematic PE ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 Berkshire Select Income ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Animal Spirits Strategy ETF

VistaShares Animal Spirits Daily 2X Strategy ETF

Intech S&P Large Cap Diversified Alpha ETF

Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

Alpha Brands™ Consumption Leaders ETF

Azoria Golden Age ETF

Azoria 500 Meritocracy ETF

Azoria TSLA Convexity ETF

2X Daily Software Platform ETF

Battleshares™ Bitcoin vs Ether ETF

Battleshares™ Ether vs Bitcoin ETF

Battleshares™ Bitcoin vs Gold ETF

Battleshares™ Gold vs Bitcoin ETF

VistaShares Target 15 ACKtivist Distribution ETF
VistaShares ACKtivist Select ETF
VistaShares BigShort Select ETF
VistaShares Target 15 BigShort Distribution ETF
VistaShares DRUKMacro Select ETF
VistaShares Target 15 DRUKMacro Distribution ETF
VistaShares Berkshire Select ETF

NovaTide Flexible Allocation ETF

Stoneport Advisors Commodity Long Short ETF